Exhibit 10.6

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “AGREEMENT”) made and entered into October 12, 2000 (the “EFFECTIVE DATE”), by and between DUKE UNIVERSITY, a North Carolina not-for-profit corporation, (hereinafter called “DUKE”), having its principal office at Durham, North Carolina 27708, and STEMCO BIOMEDICAL, INC., a Delaware corporation organized under the laws of Delaware (hereinafter called “STEMCO”), having a mailing address at P.O. Box 14509, Research Triangle Park, North Carolina 27709.

WHEREAS, [ * ], and [ * ] are inventors of an invention (the “[ * ] INVENTION” hereinafter) described in Duke Office of Science and Technology File #[ * ] and in related patent applications defined hereinafter; and

WHEREAS, [ * ], and [ * ] are inventors of an invention (the “[ * ] INVENTION” hereinafter) described in Duke Office of Science and Technology File #[ * ] and in related patent applications defined hereinafter; and

WHEREAS, DUKE has the right to grant licenses to the [ * ] INVENTION and to the [ * ] INVENTION under PATENT RIGHTS (as hereinafter defined), and wishes to have the inventions covered by the PATENT RIGHTS utilized in the public interest; and

WHEREAS, subject to certain U.S. Government rights disclosed herein, DUKE represents that it is the sole owner of the entire right, title and interest in and to said inventions and PATENT RIGHTS; and

WHEREAS, STEMCO has informed DUKE that it wishes to obtain an exclusive license to commercialize the [ * ] INVENTION and the [ * ] INVENTION under the terms and conditions specified hereinafter; and

WHEREAS, STEMCO represents that it intends to develop and commercialize the PATENT RIGHTS so that products made under the PATENT RIGHTS shall become available to the public;

NOW THEREFORE, in consideration of the premises and the faithful performance of the covenants herein contained, IT IS AGREED:

ARTICLE 1 - DEFINITIONS

1.01 - For the purposes of this AGREEMENT, and solely for that purpose, the terms and phrases set forth hereinafter in capital letters shall be defined as follows:

a.	“INVENTORS” shall mean [ * ], and [ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

b.	“FIELD” shall mean all uses of KNOW-HOW and PATENT RIGHTS, specifically including, without limitation, research and development, diagnosis, prevention, therapy, and monitoring of all human and animal diseases or disorders.

c.	“PATENT RIGHTS” shall mean all U.S. and foreign Patent Applications filed to protect the [ * ] INVENTION or the [ * ] INVENTION and any patent now issued or hereafter issuing on any such patent application, substitutes, continuations, extensions, renewals, reissues, reexaminations, additions, continuations-in-part, divisionals, or reissues thereof and any patent revalidations, registrations, supplementary protection certificates, patents of importation or cautionary notices thereof in connection with the [ * ] INVENTION or [ * ] INVENTION. As of the EFFECTIVE DATE of this AGREEMENT, PATENT RIGHTS related to the [ * ] INVENTION consist of a provisional application filed in the USA numbered [ * ], a PCT application numbered [ * ], a US patent application numbered [ * ], and EPC, Australian, Canadian, and Japanese patent applications filed based on the PCT applications that have not yet been assigned numbers. As of the EFFECTIVE DATE of this AGREEMENT, PATENT RIGHTS related to the [ * ] INVENTION consist of a provisional application filed in the USA numbered [ * ] and a PCT application designating all possible countries and numbered [ * ].

d.	“KNOW-HOW” shall mean any research information, technical information, technical data or other information generated at DUKE by one of the INVENTORS prior to or during the term of this AGREEMENT, which relate to and are necessary for the practice of the PATENT RIGHTS in the FIELD. For avoidance of doubt, KNOW-HOW shall include all unpatented and unpatentable inventions, technology, cell lines, biological materials, compounds, probes, sequences, and methods necessary for the practice of the PATENT RIGHTS under this AGREEMENT. KNOW-HOW shall not, however, include any such materials or information or any uses of such materials and information that DUKE cannot provide to STEMCO on either an exclusive or non-exclusive basis because of other legal obligations of DUKE pursuant to sponsored research, clinical research, material transfer, confidentiality or other agreements.

e.	“VALID CLAIM” means a claim of an issued patent which has not lapsed or become abandoned or been declared invalid or unenforceable by a court of competent jurisdiction or an administrative agency for which there is no right of appeal or for which the right of appeal is waived.

f.	“LICENSED PRODUCT” shall mean any product which is produced or sold by STEMCO that utilizes the KNOW-HOW or that infringes one or more VALID CLAIMS of the PATENT RIGHTS, and which is intended for use in, or is used in, the FIELD.

g.	“NET SALES” shall mean the total invoiced sales of LICENSED PRODUCTS sold by STEMCO, less the following sums actually paid or credited by STEMCO as shall be detailed in STEMCO’s reports made pursuant to Article 5.02 of this AGREEMENT:

(a)	trade, quantity or cash discounts or commissions allowed in amounts customary in the trade;

(b)	any tax, excise or other governmental charge upon or measured by the production, sale, transportation, delivery or use and duties imposed on the import of LICENSED PRODUCTS included in such amount;

(c)	outbound transportation charges prepaid or allowed on the cost of shipping to customers, if any; and

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(d)	credits or allowances, if given or made for LICENSED PRODUCTS, price adjustments, returns, rejections, recalls or destructions (voluntarily made by or requested or made by an appropriate government agency, subdivision or department) of LICENSED PRODUCTS previously delivered.

LICENSED PRODUCTS used by STEMCO for its own use in the FIELD, LICENSED PRODUCTS sold to Affiliates, and internal sales for use in service businesses in arms length transactions shall be considered to be NET SALES for purposes of computing royalty obligations, except such LICENSED PRODUCT used for non-revenue producing activity such as promotional items or field trials shall not be considered to be NET SALES.

With respect to a LICENSED PRODUCT which is sold together with any other products and/or services in a country at a unit price, whether packaged together or separately or that is sold together with a delivery system comprising a device, equipment, instrumentation, or other components (but not solely containers or packaging) designed to assist in the preparation or administration of the LICENSED PRODUCT (a “BUNDLED PRODUCT”), the NET SALES of a BUNDLED PRODUCT shall first be calculated in accordance with the definition of NET SALES given in the preceding paragraph, and then the parties to this Agreement shall negotiate in good faith to determine by mutual agreement an equitable reduction in NET SALES which represents the proportionate economic value added by other products or the delivery system in BUNDLED PRODUCTS. Disputes concerning the determination of NET SALES of BUNDLED PRODUCTS shall be resolved according to Article 20 of this AGREEMENT.

h.	“AFFILIATE” shall mean any entity that controls, is controlled by or is under common control with STEMCO. An entity shall be regarded as in control of another entity if it owns or controls more than fifty percent (50%) of the voting power of the entity.

i.	“CAPITAL STOCK” shall mean common stock of STEMCO issued and outstanding by STEMCO prior to closing the first round of equity financing with outside investors. The fair market value and price of CAPITAL STOCK shall be deemed to be [ * ] per share. DUKE and STEMCO agree that all CAPITAL STOCK issued shall be dilutable to the same extent upon each stage of subsequent financing of STEMCO.

ARTICLE 2 - LICENSE

2.01 - DUKE hereby grants to STEMCO and STEMCO hereby accepts from DUKE, upon the terms and conditions herein specified, an exclusive worldwide license under the PATENT RIGHTS and a non-exclusive, world-wide license to KNOW-HOW to make, have made, use, import, offer to sell, sell, offer to provide and provide LICENSED PRODUCTS. Such licenses are worldwide to the full end of the term as provided in Article 11.01 herein, unless sooner terminated as hereinafter provided. DUKE hereby represents that it has the full right and authority to enter into this AGREEMENT, to grant the licenses provided herein and to perform its other obligations hereunder.

2.02 - STEMCO shall have the right to grant sub-licenses. Any such sub-licenses shall be subject to terms of this AGREEMENT. Royalties paid to DUKE for NET SALES of LICENSED PRODUCTS by sublicensees shall be equal to the royalties that would have been paid to DUKE if LICENSED PRODUCTS were sold directly by STEMCO. The terms of any non-cash sub-licenses will be negotiated by DUKE and STEMCO. STEMCO agrees to be responsible for the payment to DUKE of royalties on funds received by STEMCO from its sublicensees and for using commercially reasonable efforts to enforce the terms of the sublicense agreements. If, for any reason, this AGREEMENT is terminated, STEMCO agrees to assign all such sublicenses directly to DUKE.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.03 - It is agreed that, notwithstanding any provisions of this AGREEMENT, DUKE shall be free to use the [ * ] INVENTION, the [ * ] INVENTION, and PATENT RIGHTS for its own non-commercial educational, teaching, research and clinical purposes without restriction and without payment of royalties or other fees. Further, DUKE shall retain the right to provide materials related to the [ * ] INVENTION, the [ * ] INVENTION, and/or PATENT RIGHTS to other academic research institutions for their own non-commercial research purposes under a materials transfer agreement (“MTA”), a form of which is set forth in Appendix A herein, which shall stipulate that no commercial entity shall gain rights to the results or inventions arising from that institution’s research with the subject materials. In addition, notwithstanding any provisions of this Agreement, DUKE shall be free to use KNOW-HOW for its own educational, teaching, research and clinical purposes without restriction.

2.04 - Nothing in this AGREEMENT shall be construed to grant to DUKE any rights in the inventions, discoveries, technology, patent rights or other intellectual property developed by or for STEMCO or its AFFILIATES or sublicensees and which are not covered by the PATENT RIGHTS or KNOW-HOW.

2.05 - Nothing in this AGREEMENT shall be construed to confer any rights upon STEMCO by implication, estoppel, or otherwise as to any technology or intellectual property owned solely or jointly by DUKE which is not covered by the PATENT RIGHTS or KNOW-HOW as described in Article 1.01c. and Article 1.01d herein, respectively.

2.06 - Within thirty (30) days following the execution of this AGREEMENT and thereafter during the period of this AGREEMENT, DUKE agrees to provide STEMCO with reasonable access to all technical KNOW-HOW it may have or later obtain relative to the PATENT RIGHTS or KNOW-HOW, and with copies of any and all patents or patent applications owned or controlled by DUKE covering the PATENT RIGHTS or KNOW-HOW or the use of the PATENT RIGHTS or KNOW-HOW or processes for the manufacture of the LICENSED PRODUCTS, including all Patent Office actions received and amendments filed, if any, relative thereto.

ARTICLE 3 - GOVERNMENT RIGHTS

3.01 - DUKE hereby discloses to STEMCO and STEMCO acknowledges that the research leading to the [ * ] INVENTION and to the [ * ] INVENTION and to PATENT RIGHTS was funded in part by the U.S. Government, and the parties agree that, notwithstanding any use of descriptive terms such as “exclusive” in Article 2.01 herein and elsewhere in this AGREEMENT, the U.S. Government has certain rights in the [ * ] INVENTION and the [ * ] INVENTION as set forth in 37 CFR 401. STEMCO agrees to comply with all obligations resulting from such government rights, including, but not limited to, the requirement that any products sold in the United States based upon such technology be substantially manufactured in the United States.

ARTICLE 4 - CONSIDERATION

4.01 - As consideration for the rights granted by DUKE in this AGREEMENT, STEMCO shall transfer to DUKE upon execution of this AGREEMENT, ownership of [ * ] shares of the CAPITAL STOCK which shall be equal to [ * ] percent ([ * ]%)] of the issued and outstanding CAPITAL STOCK of STEMCO as of the date hereof. At the time that STEMCO closes on the sale of CAPITAL STOCK to the public through a registration statement registered under the Securities Act of 1933, as amended, DUKE’S shares will convert to voting shares of common stock.

4.02 - As further consideration for the rights granted by DUKE in this AGREEMENT, at the times and in the manner set forth hereinafter, STEMCO shall pay to DUKE a royalty on NET SALES of LICENSED PRODUCTS. Such royalty shall be at the rate of [ * ] percent ([ * ]%) of NET SALES of LICENSED PRODUCTS sold by STEMCO, by AFFILIATES, or by sublicensees; provided, however, that

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

STEMCO shall not be obliged to pay a total royalty on any LICENSED PRODUCT to all parties in excess of [ * ] percent ([ * ]%) of NET SALES. In the event that STEMCO’s total royalty obligation on a LICENSED PRODUCT exceeds [ * ] percent ([ * ]%) the amount of royalty paid to all parties will be decreased proportionately so that the total royalty obligation is reduced to [ * ] percent ([ * ]%); however, in no event shall the royalty paid to DUKE be less than [ * ] percent ([ * ]%). For avoidance of doubt, the parties agree that any other royalties due to DUKE for the LICENSED PRODUCTS based on other agreements between DUKE and STEMCO shall be included in the calculation of total royalties set forth in this paragraph.

4.03 - STEMCO will pay to DUKE a minimum annual royalty of [ * ] dollars ($[ * ]) per year beginning the calendar year that begins on the second January 1 after the [ * ].

4.04 - STEMCO will pay to DUKE a minimum annual royalty of [ * ] dollars ($[ * ]) per year beginning the calendar year that begins on the second January 1 after [ * ]. In the event that STEMCO is already obligated to pay a minimum annual royalty pursuant to Article 4.03 herein at the time such [ * ], then this Article 4.04 shall control and the minimum annual royalty due for such calendar year shall be [ * ] dollars ($[ * ]) per year.

4.05 - STEMCO has determined, for its internal corporate purposes only, that consideration paid to DUKE under this Article 4 will be allocated as follows: [ * ] percent ([ * ]%) as consideration for the license granted to the [ * ] INVENTION and related PATENT RIGHTS under Article 2 herein and [ * ] ([ * ]%) percent, as consideration for the license granted to the [ * ] INVENTION and related PATENT RIGHTS under Article 2 herein.

4.06 - DUKE shall be entitled to have one person reasonably acceptable to STEMCO attend all meetings of the Board of Directors of STEMCO as an observer for a period of five (5) years from the EFFECTIVE DATE of this AGREEMENT. Accordingly, STEMCO shall provide DUKE with reasonable advance notification regarding the time and place of each such meeting of the STEMCO Board of Directors.

ARTICLE 5 - RECORDS AND REPORTS

5.01 - STEMCO shall render to DUKE prior to February 28th of each year a written account of progress made toward fulfillment of any due diligence requirements and commercialization of PATENT RIGHTS pursuant to Article 6 herein.

5.02 - STEMCO shall render to DUKE prior to February 28th and August 31st of each year a written account of the NET SALES of LICENSED PRODUCTS subject to royalty hereunder made during the prior six (6) month period ending December 31st and June 30th, respectively, and shall simultaneously pay to DUKE the royalties due on such NET SALES in United States Dollars. Reports tendered shall include the calculation of royalties by LICENSED PRODUCT by country in substantially the format provided in Appendix B hereto. Minimum annual royalties, if any, which are due DUKE for any calendar year, shall be paid by STEMCO along with the written report due on February 28th of each year.

5.03 - STEMCO will make all payments on or before the date required by the terms of this AGREEMENT, or, in the case of reimbursement of patent costs under Articles 7.02, 7.03, and 7.04 herein, within thirty (30) days of any invoice date on invoices received from DUKE. If STEMCO has not paid any amount due to DUKE in accordance with this Article, DUKE shall increase the amount due (in US Dollars) by an annual percentage rate equal to [ * ] percent ([ * ]%) above the prime rate in effect at the Wachovia Bank (N.A.) (or its successor, as the case may be) on the due date. Such increase(s) shall compound monthly until such time as the STEMCO has met the full financial obligation due at the time of the next payment or invoice due date. The payment of such interest shall not foreclose DUKE from exercising any other rights it may have as a consequence of the lateness of the payment, including termination in accordance with Article 11.03 herein.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.04 - STEMCO shall keep full, true and accurate books of accounts and other records containing all particulars which may be necessary to properly ascertain and verify the royalties payable by it hereunder. Upon DUKE’s request, STEMCO shall permit an independent Certified Public Accountant selected by DUKE (except one to whom STEMCO has some reasonable objection) to have access during ordinary business hours to such of STEMCO’s records as may be necessary to determine, in respect of any quarter ending not more than [ * ] years prior to the date of such request, the correctness of any report and/or payment made under this AGREEMENT. Such Certified Public Accountant shall execute a written non-disclosure agreement reasonably acceptable to STEMCO. If such examination determines that STEMCO underpaid the royalties and other consideration due to DUKE by more than [ * ] percent ([ * ]%), STEMCO shall bear the cost of such examination.

5.05 - During the term of this AGREEMENT, representatives of DUKE will meet with representatives of STEMCO at times and places mutually agreed upon to discuss the progress and results, as well as ongoing plans, with respect to the evaluation and development of the PATENT RIGHTS licensed to STEMCO; provided, however, that should DUKE’s personnel be required by STEMCO to consult with STEMCO outside of Durham County, North Carolina, STEMCO will reimburse reasonable travel and living expenses incident thereto.

ARTICLE 6 - DUE DILIGENCE REQUIREMENTS

6.01 - STEMCO shall use reasonable commercial diligence in performing research and development to bring LICENSED PRODUCTS to market through a thorough, vigorous, and diligent program for exploitation of the PATENT RIGHTS, to develop manufacturing capabilities, and to continue active, diligent marketing efforts for LICENSED PRODUCTS throughout the term of this AGREEMENT, and to vigorously sublicense PATENT RIGHTS for applications STEMCO will not pursue throughout the life of this AGREEMENT. Further, it is agreed that STEMCO shall [ * ] at least one LICENSED PRODUCT [ * ].

6.02 - Within three (3) months of the EFFECTIVE DATE, STEMCO shall provide DUKE with a written business plan showing annual projections over a three (3) year period for the following: operating costs, revenue, capital expenditures, and funding.

6.03 - Within [ * ] of the EFFECTIVE DATE, STEMCO shall raise at least [ * ] in equity financing. Further, within [ * ] of the Effective Date, STEMCO shall raise an additional sum of equity financing equal to at least [ * ].

6.04 - DUKE may terminate this AGREEMENT or convert this AGREEMENT to a non-exclusive AGREEMENT if STEMCO fails to meet any of the commercialization milestones set forth in Articles 6.01, 6.02, and 6.03 herein and STEMCO has failed to cure such failure within ninety (90) days after receiving written notice from DUKE of such failure.

ARTICLE 7 - PATENTS

7.01 - Upon execution of this License Agreement, DUKE shall retain the primary responsibility for applying for, seeking prompt issuance of, and maintaining the PATENT RIGHTS until STEMCO assumes such responsibility for perfecting PATENT RIGHTS as provided for in Articles 7.04 and 7.05 herein. DUKE shall keep STEMCO advised as to the status of the PATENT RIGHTS by providing STEMCO, in a timely manner, with copies of all official documents and correspondence relating to the prosecution,

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

maintenance, and validity of the PATENT RIGHTS. DUKE shall consult with STEMCO in such prosecution and maintenance, shall diligently seek STEMCO’s advice on all matters pertaining to PATENT RIGHTS, and shall not abandon prosecution of any patent application or any of the claims of the PATENT RIGHTS without first notifying STEMCO in writing in a timely manner. DUKE’S obligations under this Article 7.01 herein shall include, without limitation, an obligation to seek input from STEMCO in a timely manner concerning foreign countries in which patent applications should be filed and prosecuted. DUKE will make diligent efforts to implement reasonable strategies for or reasonable actions related to the prosecution of PATENT RIGHTS requested by STEMCO during the period that DUKE has primary responsibility for perfecting PATENT RIGHTS. Notwithstanding the foregoing, during the period that DUKE has primary responsibility for perfecting PATENT RIGHTS, all decisions with respect to the filing, prosecution, and maintenance of PATENT RIGHTS shall reside with DUKE; however, DUKE shall give reasonable consideration to all suggestions made by STEMCO concerning such filing, prosecution, and maintenance of PATENT RIGHTS.

7.02 - DUKE shall pay all expenses associated with the establishment and perfection of PATENT RIGHTS during the period that DUKE maintains primary responsibility for such activities as specified in Article 7.01 herein, and STEMCO shall reimburse DUKE for all such expenses related to PATENT RIGHTS incurred by DUKE during this period, such reimbursement to be made within thirty (30) days of being invoiced by DUKE.

7.03 - STEMCO shall reimburse DUKE for all expenses incurred by DUKE in the perfection and maintenance of PATENT RIGHTS prior to the EFFECTIVE DATE on the earlier of the following: within sixty (60) days of the EFFECTIVE DATE of this AGREEMENT or prior to assuming primary responsibility for perfecting PATENT RIGHTS.

7.04 - STEMCO shall have the option to assume primary responsibility for all activities associated with the perfection and maintenance of PATENT RIGHTS. In order to exercise this option, STEMCO shall inform DUKE in writing that it is ready to undertake responsibility for PATENT RIGHTS, ask DUKE for approval of the legal counsel that STEMCO intends to retain for such purposes, and reimburse DUKE for any unreimbursed expenses incurred by DUKE in pursuit of PATENT RIGHTS. DUKE shall not unreasonably withhold approval of STEMCO’s designated legal counsel and shall make diligent efforts to assist the transfer of responsibility for prosecution of PATENT RIGHTS from DUKE to STEMCO within forty-five (45) days of both receipt of the written notice of the exercise of the option from STEMCO and of reimbursement for any expense amount due to DUKE with regard to PATENT RIGHTS. STEMCO’s rights and obligations with respect to PATENT RIGHTS should STEMCO opt to assume such responsibilities are more fully set forth in Articles 7.05 through 7.08 herein.

7.05 - After STEMCO assumes primary responsibility for perfection and maintenance of PATENT RIGHTS as provided in Article 7.04 herein, STEMCO shall keep DUKE advised as to the status of the PATENT RIGHTS by providing DUKE, in a timely manner, with copies of all official documents and correspondence relating to the prosecution, maintenance, and validity of the PATENT RIGHTS. STEMCO shall consult with DUKE in such prosecution and maintenance, shall diligently seek DUKE’s advice on all matters pertaining to the PATENT RIGHTS, shall diligently seek strong and broad claims under the PATENT RIGHTS, and shall not abandon prosecution of any patent application or any of the claims of the PATENT RIGHTS without first notifying DUKE in a timely manner of STEMCO’s intention and reason therefor, and providing DUKE with reasonable opportunity to assume responsibility for prosecution and maintenance of the patents. All decisions with respect to the prosecution of the PATENT RIGHTS shall be made by STEMCO, subject to the approval of DUKE, which approval shall not be unreasonably withheld. However, notwithstanding the foregoing, no claims of the PATENT RIGHTS shall be modified, deleted, or abandoned by STEMCO or its patent counsel without the express, prior written approval of DUKE. STEMCO’s obligations under this Article 7.05 shall include, without limitation, an obligation to inform DUKE in a timely manner that STEMCO will not purse patents in any foreign countries where patent protection may be available such that DUKE may prosecute patents in such countries if DUKE so desires. If DUKE pursues such foreign patent protection, then from that time forward all such subject patent applications and any patents arising therefrom shall no longer be considered PATENT RIGHTS under this AGREEMENT and STEMCO shall forfeit all rights under this AGREEMENT to such patent applications and any patents arising therefrom.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.06 - After STEMCO assumes primary responsibility for perfection and maintenance of PATENT RIGHTS as provided in Article 7.04 herein, STEMCO shall be responsible for and pay all costs and expenses incurred during the term of this Agreement, for the preparation, filing, prosecution, issuance and maintenance of the PATENT RIGHTS. STEMCO shall not allow PATENT RIGHTS to become abandoned due to nonpayment of fees without first affording DUKE the opportunity to assume responsibility for the prosecution and further costs and expenses incurred relating to said PATENT RIGHTS. If DUKE assumes the responsibility for such prosecution and further costs and expenses of a subject PATENT RIGHTS, then from that time forward all such subject patent applications (and any patents arising therefrom) and patents shall no longer be considered PATENT RIGHTS under this AGREEMENT and STEMCO shall forfeit all rights under this AGREEMENT to such patent applications (and any patents arising therefrom) and patents.

7.07 - In the event that DUKE assumes responsibility for prosecution and maintenance of the PATENT RIGHTS pursuant to Article 7.05 or 7.06 above, STEMCO shall provide reasonable technical assistance to DUKE in the further prosecution of the PATENT RIGHTS.

7.08 - In the event that this Agreement is terminated pursuant to Article 11 herein, the sole responsibility for applying for, seeking prompt issuance of, and maintaining the PATENT RIGHTS shall revert to DUKE, and DUKE shall pay expenses subsequently incurred for the preparation, filing, prosecution, issuance and maintenance of the PATENT RIGHTS. In the event that responsibility for patent prosecution reverts to DUKE as specified in this Article 7.08 STEMCO shall, at its own expense, transfer all pertinent documents and materials related to the PATENT RIGHTS to DUKE in a timely manner so as to avoid loss of potential patent rights.

ARTICLE 8 - INFRINGEMENT BY THIRD PARTIES

8.01 - Upon learning of the infringement of PATENT RIGHTS by a third party, the party learning of such infringement shall promptly inform the other party in writing of that fact along with any evidence available pertaining to the infringement. STEMCO shall have the right, at its own expense, to take whatever steps are necessary to stop the infringement and recover damages. In such case, STEMCO will keep DUKE informed of the steps taken and the progress of any legal actions taken.

STEMCO will pay to DUKE [ * ] on any such damages recovered and allocated by the court, or in the absence of such allocation by the court, reasonably allocated by the mutual agreement of STEMCO and DUKE, as consideration for lost sales of LICENSED PRODUCTS that are in excess of out-of-pocket legal expenses incurred by STEMCO in enforcing the PATENT RIGHTS plus STEMCO’s reimbursement to DUKE for its out-of-pocket expenses in cooperating with STEMCO in prosecution or arbitration of such infringement. Any damages recovered by STEMCO in excess of those allocated as set forth above shall be [ * ]. If STEMCO does not undertake, within sixty (60) days of the date of the notice of infringement, to enforce the PATENT RIGHTS against the infringing party, DUKE shall have the right, at its own expense to take whatever steps are necessary to stop the infringement and recover damages, and shall be entitled to retain damages so recovered and allocated by the court, or in the absence of such allocation by the court, reasonably allocated by the mutual agreement of STEMCO and DUKE, as consideration for lost sales of LICENSED PRODUCTS that are in excess of out-of-pocket legal expenses incurred by DUKE in enforcing the PATENT RIGHTS plus DUKE’s reimbursement to STEMCO for its out-of-pocket expenses in cooperating with DUKE in prosecution or arbitration of such infringement. Any damages recovered by DUKE in excess of those allocated as set forth above shall be [ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 9 - GOVERNMENT CLEARANCE AND EXPORT

9.01 - STEMCO agrees to use its best efforts to have the LICENSED PRODUCTS cleared for marketing and sale in those countries in which STEMCO intends to sell LICENSED PRODUCTS by the responsible government agencies requiring such clearance. Where such clearance requires payment of taxes or fees, STEMCO shall maintain full responsibility for that payment, which shall not be creditable against any other amounts due under this AGREEMENT. To accomplish said clearances at the earliest possible date, STEMCO agrees to file, according to the usual practice of STEMCO, any necessary data with said government agencies.

9.02 - This AGREEMENT is subject to all of the United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities and technology.

ARTICLE 10 - PUBLICATION

10.01 - STEMCO agrees that the right of publication/presentation of the [ * ] INVENTION, the [ * ] INVENTION, and information in related PATENT RIGHTS shall reside in the inventors and other staff of DUKE. DUKE shall use reasonable efforts to provide STEMCO a review copy of such publications/presentations forty-five (45) days in advance of submission for publication or public disclosure, but such prior review by STEMCO will be in no way construed as a right to restrict such publication/presentation. Such review shall be granted solely so that DUKE and STEMCO can pursue patent protection prior to public disclosure. STEMCO shall also have the right to publish/present and/or co-author, in accordance with customary academic standards, any publication/presentation on the [ * ] INVENTION and the [ * ] INVENTION based upon data developed by STEMCO.

ARTICLE 11 - DURATION AND TERMINATION

11.01 - This AGREEMENT shall become effective upon the EFFECTIVE DATE, and unless sooner terminated in accordance with any of the provisions herein, shall remain in full force and effect for the life of the last-to-expire of the patents included in the PATENT RIGHTS, or any patents issued on KNOW-HOW. Upon the expiration of this AGREEMENT, but not in the event of termination for reasons other than expiration of the last-to expire of the patents included in the PATENT RIGHTS or any patents issued on KNOW-HOW, DUKE shall grant STEMCO a non-exclusive, worldwide, fully paid license, with the right to grant sub-licenses, under the KNOW-HOW to make, have made, use, import, offer to sell, sell, offer to provide and provide LICENSED PRODUCTS.

11.02 - STEMCO may terminate this AGREEMENT by giving DUKE written notice at least three (3) months prior to such termination, and thereupon terminate the manufacture, use, and sale of LICENSED PRODUCTS, subject to Article 11.04 herein.

11.03 - Either party may [ * ] terminate this AGREEMENT for fraud, willful misconduct, or illegal conduct of the other party that materially adversely affects such party upon written notice of same to that other party. [ * ], if either party fails to fulfill any of its material obligations under this AGREEMENT, the non-breaching party may terminate this AGREEMENT, upon written notice to the breaching party, as provided below. Such notice must contain a full description of the event or occurrence constituting a material breach of this AGREEMENT. The party receiving notice of the breach shall submit a written plan to cure such breach to the non-defaulting party within thirty (30) days of receipt of such notice. The plan shall be subject to the reasonable acceptance, rejection or modification by the non-defaulting party within ten (10) days of receipt of the plan. The defaulting party shall have the opportunity to cure that breach in accordance with the terms of the accepted plan. If the breach is not cured within that time, the termination will be effective as of the end of the cure period set forth in the accepted plan. A party’s ability to cure a breach will apply only to the first two breaches properly noticed under the terms of this

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

AGREEMENT, regardless of the nature of those breaches. Any subsequent breach by that party will entitle the other party to terminate this AGREEMENT effective immediately upon the breaching party’s receipt of written notice of the same.

11.04 - Upon the termination of this AGREEMENT in accordance with Articles 6.04, 11.02, 11.03, or 11.04 herein, STEMCO shall notify DUKE of the amount of LICENSED PRODUCTS that STEMCO then has on hand and STEMCO shall then have a license to sell that amount of LICENSED PRODUCTS, but no more, for a period of ninety (90) days following such termination of this AGREEMENT provided STEMCO shall pay the royalty thereon at the rate and at the time provided for herein. Further, STEMCO shall, within one hundred and eighty (180) days of such termination of this Agreement destroy in a safe and legal manner all remaining LICENSED PRODUCTS that STEMCO has on hand.

11.05 - Within one hundred and twenty (120) days following termination of this AGREEMENT pursuant to Article 11.03, and except for reason of expiration, STEMCO shall [ * ] to DUKE [ * ] all market clearance applications associated with regulatory/marketing approval of any and all LICENSED PRODUCT(S) (including all data thereto) and all data related to as yet unified market clearance applications associated with regulatory/marketing approval of any LICENSED PRODUCT.

11.06 - If during the term of this AGREEMENT, STEMCO shall become bankrupt or insolvent or if the business of STEMCO shall be placed in the hands of a receiver or trustee, whether by the voluntary act of STEMCO or otherwise, or if STEMCO shall cease to exist as an active business, this Agreement shall [ * ] terminate, and STEMCO shall [ * ] cease all use of PATENT RIGHTS and KNOW-HOW, including, inter alia, manufacture, use, and sale of LICENSED PRODUCTS. In such event, DUKE shall have all the remedies and rights available to it for termination with cause; provided, however, that this provision of this Article 11.06 shall not apply to a reorganization of STEMCO under Chapter 11 of the United States Bankruptcy Code.

11.07 - Within thirty (30) days of any termination or expiration of this AGREEMENT, STEMCO shall destroy in a safe and legal manner any biological materials (including modifications and derivatives thereof) which have been provided to STEMCO by DUKE under this AGREEMENT. Further, within fifteen (15) days of such destruction STEMCO shall provide DUKE with written certification of such safe and legal destruction of the subject biological materials.

11.08 - No termination or expiration of this AGREEMENT shall relieve STEMCO from any obligations of amounts due to DUKE under Articles 2.02, 4.02, 4.03, 4.04, 5.03, 7.02, and 8.01 herein prior to or on the date of such termination/expiration.

ARTICLE 12 - LAW TO GOVERN

12.01 - This AGREEMENT shall be construed and enforced in accordance with the laws of the State of North Carolina without regard to its conflict of laws provisions.

ARTICLE 13 - NOTICES

13.01 - Notice hereunder shall be deemed sufficient if personally delivered, if given by registered mail, postage prepaid, or by national overnight courier, charges prepaid, and in each instance addressed to the party to receive such notice at the address given below, or such other address as may hereafter be designated by notice in writing.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

DUKE	STEMCO
Office of Science and Technology Duke University Room 230, North Building Box 90083 Durham, NC 27708	P.O. Box 14509 Research Triangle Park, NC 27709 ATTENTION: CEO

cc: Office of the University Counsel Duke University Medical Center DUMC Box 3024 2400 Pratt Street, Suite 4000 Durham, NC 27710	cc: Fred D. Hutchison, Esquire Hutchison & Mason PLLC Suite 100 3110 Edwards Mill Road Raleigh, NC 27612

13.02 - Information and transactions exchanged between the parties in relation to financial consideration contemplated under this AGREEMENT, including but not limited to royalty reports and payments, shall be tendered to the following offices of each party respectively:

DUKE	STEMCO
Office of Science and Technology Attn.: Financial Administrator Room 230, North Building Box 90083 Durham, NC 27708	P.O. Box 14509 Research Triangle Park, NC 27709 ATTENTION: CEO

ARTICLE 14 - ASSIGNMENT

14.01 - This AGREEMENT shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. However, STEMCO may not assign its rights in this AGREEMENT without approval by DUKE, such approval not to be unreasonably withheld; provided, however, that no such approval shall be required from DUKE if this AGREEMENT is assigned in connection with the sale of all or substantially all of the assets or stock of STEMCO, whether by merger, acquisition or otherwise.

ARTICLE 15 - INDEMNITY, INSURANCE, REPRESENTATIONS, STATUS

15.01 - STEMCO agrees to indemnify, hold harmless and defend DUKE, its trustees, officers, employees, students, and agents, against any and all claims, suits, losses, damages, costs, fees, and expenses asserted by third parties, both government. and non-government, resulting from or arising out of the exercise of the license granted under this AGREEMENT. STEMCO shall not be responsible for the gross negligence or intentional wrong doing of DUKE.

15.02 - STEMCO shall maintain in force at its sole cost and expense, with reputable insurance companies, general liability insurance and products liability insurance coverage in amounts customary for companies similarly situated in the same industry. DUKE shall have the right to ascertain from time to time that such coverage exists, such right to be exercised in a reasonable manner. In lieu of said coverage, DUKE agrees to consider the existence of an adequate self-insurance program as an acceptable alternative.

15.03 - NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO BE A REPRESENTATION OR WARRANTY BY DUKE OF THE VALIDITY OF ANY OF THE PATENTS OR THE ACCURACY, SAFETY, EFFICACY, OR USEFULNESS, FOR ANY PURPOSE, OF ANY PATENT RIGHTS. DUKE SHALL HAVE NO OBLIGATION, EXPRESS OR IMPLIED, TO SUPERVISE, MONITOR, REVIEW OR OTHERWISE ASSUME RESPONSIBILITY FOR THE PRODUCTION, MANUFACTURE, TESTING, MARKETING OR SALE OF ANY LICENSED PRODUCT, AND DUKE SHALL HAVE NO LIABILITY WHATSOEVER TO STEMCO OR ANY THIRD PARTIES FOR OR ON ACCOUNT OF ANY INJURY, LOSS, OR DAMAGE, OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED UPON STEMCO OR ANY OTHER PERSON OR ENTITY, ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM:

a.	the production, use, or sale of any LICENSED PRODUCT;

b.	the use of any PATENT RIGHTS by STEMCO or its sublicensees; or

c.	any advertising or other promotional activities by STEMCO with respect to any of the foregoing.

15.04 - Neither party hereto is an agent or subcontractor of the other party for any purpose whatsoever.

ARTICLE 16 - USE OF A PARTY’S NAME

16.01 - Neither party will, without the express, prior written consent of the other party:

a.	use in advertising, publicity, press release, promotional activity, or otherwise, the name or image of that party or its employees, students, or agents, any trade-name, personal name, trademark, trade device, service mark, symbol, or any abbreviation, contraction or simulation thereof owned by the other party; or

b.	represent, either directly or indirectly, that any product or service of the other party is a product or service of the representing party or that it is made in accordance with or utilizes the information or documents of the other party.

ARTICLE 17 - SEVERANCE, WAIVER AND ALTERATION

17.01 - Each clause of this AGREEMENT is a distinct and severable clause and if any clause is deemed illegal, void or unenforceable, the validity, legality or enforceability of any other clause or portion of this AGREEMENT will not be affected thereby.

17.02 - The failure of a party in any instance to insist upon the strict performance of the terms of this AGREEMENT will not be construed to be a waiver or relinquishment of any of the terms of this AGREEMENT, either at the time of the party’s failure to insist upon strict performance or at any time in the future, and such terms will continue in full force and effect.

17.03 - Any alteration, modification, or amendment to this AGREEMENT must be in writing and signed by both parties,

ARTICLE 18 - CONFIDENTIALITY

18.01 - During the term of this AGREEMENT and for a period of five (5) years following the disclosure of subject information, DUKE and STEMCO each agree to treat any confidential information disclosed to it by the other party to this AGREEMENT with reasonable care and to avoid disclosure of such information to any other person, firm or corporation, except AFFILIATES bound by the obligations of confidentiality and restricted use set forth in this Article 18, and either party shall be liable for unauthorized disclosure or failure to exercise such reasonable care. Further, the receiving party will not use the disclosing party’s confidential information other than for the benefit of the parties hereto and relating to this AGREEMENT. Neither party shall have an obligation, with respect to confidential information disclosed to it, or any part thereof, which:

a.	is already known to the party at the time of the disclosure;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

b.	becomes publicly known without the wrongful act or breach of this AGREEMENT by the party;

c.	is rightfully received by the party from a third party on a non-confidential basis;

d.	is subsequently and independently developed by employees of the party who had no knowledge of the information, as verified by written records; or

e.	is approved for release by prior written authorization of the party disclosing the information; or

f.	is disclosed pursuant to any judicial or government request, requirement or order, provided that the party so disclosing takes reasonable steps to provide the other party sufficient prior notice in order to contest such request, requirement or order.

18.02 - DUKE and STEMCO agree that any information to be treated as confidential information under this Article 18 must be disclosed in writing or in another tangible medium and must be clearly marked “CONFIDENTIAL”. Information disclosed orally must be summarized and reduced to writing and communicated to the other party within thirty (30) days of such disclosure, and the other party agrees that such disclosed information shall be deemed confidential.

18.03 - Notwithstanding the foregoing, STEMCO shall have the right to use and disclose any confidential information related to the PATENT RIGHTS and KNOW-HOW to investors, prospective investors, employees, consultants and agents with a need to know, collaborators, prospective collaborators and other third parties in the chain of manufacturing and distribution provided that STEMCO obtains from such parties written confidentiality agreements the provisions of which are at least as strenuous as those provided in this Article 18. If a party refuses to execute a written confidentiality agreement, STEMCO may request from DUKE that such requirement be waived, such consent to waiver not to be unreasonably withheld by DUKE.

ARTICLE 19 - TITLES

19.01 - All titles and article headings contained in this AGREEMENT are inserted only as a matter of convenience and reference. They do not define, limit, extend or describe the scope of this AGREEMENT or the intent of any of its provisions.

ARTICLE 20 - ARBITRATION

20.01 - Disputes relating to the terms and conditions of this AGREEMENT shall be settled by final and binding arbitration in the City of Durham in the State of North Carolina pursuant to commercial arbitration rules of the American Arbitration Association, in accordance with the following procedures:

(a) The arbitration tribunal shall consist of three arbitrators. Each party shall nominate in the request for arbitration and the answer thereto one arbitrator and the two arbitrators so named will then jointly appoint a third arbitrator as chair of the arbitration tribunal.

(b) The decision of the arbitration tribunal shall be final and binding upon the parties hereto and enforceable in any court of competent jurisdiction.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 21 - SURVIVAL OF TERMS

21.01 - The provisions of Articles 1, 4.01, 4.02, 5.02, 5.03, 5.04, 7.07, 7.08, 8.01, 11.01, 11.04, 11.05, 11.06, 11.07, 11.08, 12.01, 13, 15, 16, 18.01, 20, and 21 shall survive the expiration or termination of this AGREEMENT.

This space left blank intentionally.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 22 - ENTIRE UNDERSTANDING

22.01 - This AGREEMENT represents the entire understanding between the parties with respect to the subject matter hereof, and supersedes all other agreements, express or implied, between the parties concerning the [ * ] INVENTION, the [ * ] INVENTION, the PATENT RIGHTS and the KNOW-HOW.

IN WITNESS WHEREOF, the parties have caused these presents to be executed in duplicate as of the EFFECTIVE DATE.

DUKE UNIVERSITY		STEMCO BIOMEDICAL, INC.

By:	/s/ Robert L. Taber, Ph.D.	By:	/s/ Clayton A. Smith, M.D.
	Robert L. Taber, Ph.D. Vice Chancellor Science and Technology Development		Name: Clayton A. Smith, M.D. Title: President

Date: 10/12/2000		Date: 10/15/2000

The undersigned, being all of the INVENTORS
have read and understood the foregoing license
agreement and have reached agreement as to their
respective chares of consideration to be received
under the foregoing license agreement.

By:	/s/ Clayton A. Smith, M.D.
Clayton A. Smith, M.D.

Date: 10/15/2000

By:	/s/ O. Michael Colvin, M.D.
O. Michael Colvin, M.D.

Date: 10/12/2000

By:	/s/ Susan M. Ludeman, Ph.D.
Susan M. Ludeman, Ph.D.

Date: October 13, 2000

By:	/s/ Robert W. Storms, Ph.D.
Robert W. Storms, Ph.D.

Date: October 13, 2000

By:	/s/ Eli Gilboa, Ph.D.
Eli Gilboa, Ph.D.

Date: 10/13/2000

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

APPENDIX A

MATERIAL TRANSFER AGREEMENT

Duke University (“Duke”)

Durham, NC 27710

to

____________________ (“Recipient”)

_______________________

Definitions:

Recipient’s Scientist:  _______________________________________________

Original Material:  _________________________________________________

__________________________________________________________________

Progeny: Unmodified descendant from the Original Material, such as virus from virus, cell from cell, or organism from organism.

Derivatives: Substances created by Recipient which constitute an important unmodified functional subunit, fractionated subset, intermediate, or expression product of the Original Material, including, but not limited to, subclones of unmodified cell lines, purified or fractionated sub-sets of the Original Material such as novel plasmids or vectors, proteins expressed by DNA or RNA, antibodies secreted by a hybridoma.

Information: All information disclosed to Recipient by Duke relating to the Material and/or Modifications.

Material: Original Material plus Derivatives and Information.

Modifications: Substances created by Recipient which contain/incorporate any form of the Material (Original Material, Progeny or Derivatives), including, but not limited to, chemical or structural derivatives.

Research:  ________________________________________________________________

__________________________________________________________________________

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Terms and Conditions of this Agreement:

1. (a) The Material is and remains the property of Duke and is to be used by Recipient’s at Recipient’s institutional facilities only, and only under the direction of Recipient’s Scientist.

(b) The Material is to be used strictly for internal, noncommercial Research as stated above and for no other purpose.

(c) Duke does not claim ownership of substances and Modifications produced as a result of Recipient’s research with the material that are not included in the definition of Material above; however, Duke does retain ownership of any form of the Material included therein.

(d) Except as expressly provided in this Agreement, no rights are provided to Recipient under any patent applications, trade secrets or other proprietary rights of Duke. In particular, no rights are provided to use the Material or Modifications for profit-making or commercial purposes, such as sale; use in manufacturing; use in drug screening, evaluation, or design programs; or provision of a commercial service based upon the Material or Modifications.

(e) If Recipient desires to use the Material or Modifications for such profit-making or commercial purposes, Recipient agrees that it must first negotiate a license or other appropriate agreement with Duke and third parties as may be required, and it is further understood by Recipient that Duke shall have no obligation to enter into such a license or agreement and in fact may grant exclusive or non-exclusive commercial licenses to others.

(f) Recipient acknowledges that Duke has granted an exclusive commercial license to the Material to a third party, and that any rights granted to Recipient under this Agreement are subject to the terms of said license.

(g) Recipient represents that research with the Material and/or Modifications will not be subject to the terms of any consultant, option, license, or sponsored research agreement in which a third party (other than the government) gains rights to the intellectual property arising from research with the Material and/or Modifications.

2. Recipient’s Scientist agrees not to transfer the Material or Modifications to anyone who does not work under his or her direct supervision at Recipient’s Institution without the prior written consent of Duke. To the extent supplies are available, Duke will make the Material available under a material transfer agreement substantially similar to this Agreement upon request from appropriate scientists at non-profit or governmental institutions for the purpose of replicating Recipient’s Scientist’s research.

3. Recipient agrees to hold confidential all Information except as such Information: (a) can be demonstrated was known by the Recipient at the time of disclosure; (b) becomes part of the public domain, except by breach of this Agreement by Recipient; (c) is rightfully received by Recipient from a third party without an obligation of confidence to Duke; or (d) is independently developed by Recipient’s personnel who have not had access to Information, Material or Modifications as demonstrated by competent written proof. Recipient’s obligations of nondisclosure of Information shall terminate five (5) years from the date that this Agreement is signed by Duke.

4. If Recipient’s research results in an invention, a new use, or a product based on, containing, or relating to the Material or Modifications (collectively referred to as “Invention”), Recipient agrees promptly to disclose the Invention to Duke on a confidential basis. Inventorship shall be determined in accordance with U.S. patent law (if patentable) or by mutual agreement between the parties (if not patentable), taking into account the role and contributions of individuals involved in the development of the Invention. Ownership shall reflect inventorship. Notwithstanding the foregoing, any Inventions that could not have been made but for use of the Material or Modifications shall be jointly owned by Duke and Recipient. In the case of a joint invention between Duke and Recipient, these parties agree to negotiate a joint invention agreement which shall provide for fair and equitable sharing of patent costs, income, and invention management responsibilities based on the respective parties’ contributions to the Invention. If either Recipient or Duke decides not to pursue the further development of a joint Invention hereunder, then the other party may elect to pursue the patenting or commercial development of said joint Invention with third parties. If either Recipient or Duke is the sole inventor of any Invention, that party shall be free to dispose of such Invention as it sees fit. Duke will have the right to use for its non-profit research and teaching purposes inventions developed through use of the Material under this Agreement without payment of license or royalty fees.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5. Recipient’s Scientist agrees to provide appropriate acknowledgment of the source of the Material in all publications and presentations based on use of the Material or Information, and agrees to furnish Duke with a copy of the manuscript or abstract disclosing such results not less than thirty (30) days prior to submission for publication for Duke’s review and comment. If Duke determines that the proposed publication contains subject matter that requires patent protection, Recipient will delay submission for no longer than an additional forty-five (45) days for the filing of patent applications.

6. Any Material delivered pursuant to this Agreement is understood to be experimental in nature, and DUKE MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE MATERIAL WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS, OR THAT THE MATERIAL WILL NOT POSE A SAFETY OR HEALTH RISK.

7. Recipient agrees to defend, indemnify, and hold harmless Duke from any loss, claim, damage, or liability, of any kind whatsoever, which may arise from Recipient’s receipt, use, storage, or disposal of the Material, and Recipient assumes liability for damages which may arise from its receipt, use, storage or disposal of the Material.

8. In no event shall the Material be used in human beings (including for diagnostic purposes), and further provided, that any other research involving the Material (including but not limited to research involving the use of animals and recombinant DNA) shall be conducted in accordance with all federal, state, local and other laws, regulations, and ordinances governing such research including applicable NIH guidelines.

9. (a) This Agreement will terminate on the earliest of the following dates: (1) on completion of Recipient’s proposed research studies with the Material, or (2) on thirty (30) days written notice by either party to the other, or (3) two years from the date that this Agreement is signed by Duke.

(b) On termination of this Agreement, Recipient shall immediately discontinue its use of the Material and shall, within ten (10) days of receiving direction of Duke, return or destroy all Material. Further, Recipient shall, within ten (10) days of receiving direction from Duke, destroy all Modifications. In the case of destruction of the Material and/or Modifications under the preceding two (2) sentences, Recipient shall provide Duke with written certification of the complete, safe, and legal destruction of all of the Material and/or Modifications, as the case may be.

(c) Paragraphs 3, 4, 5, 6, 7, 9(b) and 9(c) shall survive termination.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

10. This Agreement is not assignable without the prior written consent of Duke.

AGREED:

Duke’s Investigator:	Recipient’s Scientist:

(Signature) (date)	(Signature) (date)

Duke’s Investigator Approval:	Recipient’s Institutional Approval:

Linda Fuge Abruzzini,Ph.D. (date) Assoc. Director, Office of Science & Technology DUMC Box 3664, M454 Davison Building Durham, NC 27710 USA Mtastemco.doc	(authorized signature) (date) Name: Title: Address:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

APPENDIX B

ROYALTY REPORT

ROYALTY REPORT for period ending ____________________________
Duke File #[ * ] and [ * ]
Country	Product	Sales in <Month>	Sales in <Month>	Sales in <Month>	Sales in <Month>	Sales in <Month>	Sales in <Month>	TOTAL GROSS SALES	Reductions to Sales**	TOTAL NET SALES	% Royalty Due

SubTOTAL x Country

SubTOTAL x Country

GRANT TOTAL

ROYALTIES PAID

** Note that Reductions to Sales are limited to allowances to customers for spoiled, damaged and returned goods and Product used for promotional trials

(Article 1.01.g of the License Agreement).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.